UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Venu Holding Corporation (the “Company”) and certain of its subsidiaries entered into a series of agreements relating to the continued development, financing, ownership, leasing, and operation of the Company’s open-air amphitheater and entertainment complex under development in McKinney, Texas (“The Sunset McKinney”). The agreements were executed and delivered by the parties on October 20, 2026 (the “Execution Date”) (notwithstanding the dates set forth therein). The agreements effected the (i) amendment and restatement of the Company’s Chapter 380, Grant, and Development Agreement with the City of McKinney, Texas (“McKinney”) and related municipal entities and (ii) sale-leaseback transaction with STORE Capital Acquisitions, LLC (“STORE”) involving the approximately 46-acre tract of land (the “McKinney Parcel”) on which The Sunset McKinney and related improvements are being developed (the “McKinney Sale-Leaseback”).

As previously disclosed in a Current Report on Form 8-K filed on January 17, 2025 by the Company with the Securities and Exchange Commission (the “SEC”), on January 14, 2025, the Company, through Sunset Ground at McKinney LLC, a wholly owned subsidiary of the Company (“Sunset Ground”), closed on the purchase of the McKinney Parcel from the McKinney Economic Development Corporation (“MEDC”) for an aggregate purchase price of $35,000,000, consisting of $10,000,000 in cash (the “Cash Amount”) and $25,000,000 represented by a secured promissory note issued to MEDC (the “MEDC Note”). The MEDC Note bears no interest, is subject to prepayment without penalty, is secured by a Deed of Trust conveying a first-priority lien on the McKinney Parcel (the “MEDC Deed of Trust”), and is personally guaranteed, jointly and severally, by J.W. Roth, the Company’s Chairman and Chief Executive Officer (the “Chairman”), and a third-party shareholder of the Company (together with the Chairman, the “MEDC Note Guarantors”) pursuant to a Personal Guaranty (the “McKinney Guaranty”).

This Current Report on Form 8-K (this “Current Report”) includes a summary of certain material terms of the agreements relating to the transactions described above. Capitalized terms that are used but not defined in this Current Report have the meanings given to them in the agreement identified in the applicable heading.

Amended and Restated Chapter 380, Grant, and Development Agreement

On the Execution Date, the Company entered into an Amended and Restated Chapter 380, Grant, and Development Agreement (the “A&R Agreement”) with McKinney, MEDC, and the McKinney Community Development Corporation (“MCDC”; together with MEDC and McKinney, the “City Parties”), effective as of April 16, 2024. The A&R Agreement amends and restates in its entirety the original Chapter 380, Grant, and Development Agreement, dated April 16, 2024 (the “Original Agreement”), entered into by the Company and the City Parties, as previously amended on October 15, 2024, December 3, 2024, October 6, 2025, and January 6, 2026 (the Original Agreement, together with all amendments thereto, the “Prior Agreement”). A description of the Prior Agreement is set forth under the heading “Public-Private Partnership in McKinney, Texas” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2026.

The A&R Agreement supersedes and replaces the Prior Agreement without affecting any rights, obligations, liabilities, defaults, claims, or causes of action that accrued before the Execution Date and preserves the lien priority and superiority established by the recording of the Original Agreement. The A&R Agreement consolidates the Original Agreement and its four prior amendments into a single operative instrument, reflects the City Parties’ consent to the McKinney Sale-Leaseback, establishes the terms and conditions governing that transaction, and makes certain other modifications to the terms of the Prior Agreement in connection with the foregoing. Under the A&R Agreement, the Company remains responsible for the development, construction, operation, and maintenance of The Sunset McKinney.

The A&R Agreement modifies certain terms related to the purchase price for the McKinney Parcel. Under the A&R Agreement, the MEDC Note will be due and payable by the Company in full on the earlier of (i) 30 days following the Company’s receipt of a Temporary Certificate of Occupancy (a “TCO”), or (ii) the expiration of the Guarantor Cure Period (or if the Guarantor Cure Period is never invoked, then 30 days following the occurrence of an Owner Default). Notwithstanding the foregoing, the Company expects that amounts repaid under the MEDC Note will be reimbursed to the Company and its obligations under the MEDC Note will be forgiven, as discussed below. The A&R Agreement also required Sunset Operations at McKinney, LLC (“Sunset Operations”), a wholly owned subsidiary of the Company, to enter into a Security Agreement with the City Parties concurrently with the execution and delivery of the A&R Agreement (the “Security Agreement”), pursuant to which Sunset Operations granted the City Parties a security interest in certain assets and personal property constituting revenues, receipts, income, and proceeds arising from or attributable to the operations, activities, and interests of Sunset Operations in connection with The Sunset McKinney, including all of Sunset Operations’ right, title, and interest in and to all rents, event revenues, parking revenues, ticket revenues, concession revenues, sponsorship revenues, suite revenues, naming rights revenues, and licensing fees generated by or from The Sunset McKinney, as collateral securing the MEDC Note and all obligations and liabilities of the Company, Sunset Ground, and any debtor, owing to the City Parties, under, by virtue of, or in connection with the A&R Agreement. The A&R Agreement further requires the Company to cause all revenues derived from The Sunset McKinney to be transferred to Sunset Operations pursuant to one or more written agreements.

Pursuant to the Prior Agreement, MEDC was required to invest the $10,000,000 Cash Amount portion of the purchase price in a public fund investment pool or other investment instrument and to pay the interest received on such investment (the “Accrued Interest”) to the Company. Under the A&R Agreement, MEDC continued to invest the Cash Amount and pay the Accrued Interest to the Company until the Investment Termination Date, which occurred on the Execution Date upon the closing of the sale of the McKinney Parcel to STORE (the “Land Sale”) as part of the McKinney Sale-Leaseback. Upon the closing of the Land Sale, (i) MEDC became entitled to retain the Cash Amount, which the Company expects will ultimately be reimbursed as discussed below, and is no longer obligated to invest it or pay Accrued Interest to the Company, and (ii) consistent with the Prior Agreement, the Company is obligated to repay all Accrued Interest previously received from MEDC from the date the Cash Amount was first invested through the Investment Termination Date, with such repayment to be made via the allocation of certain Ticket Fee revenues between the parties.

Although MEDC became entitled to retain the Cash Amount upon the closing of the Land Sale and the MEDC Note may become due and payable, consistent with the Prior Agreement, the A&R Agreement provides that MEDC will reimburse the Company for the full $35,000,000 purchase price paid by the Company for the McKinney Parcel, including the $10,000,000 Cash Amount paid by the Company in January 2025 at the initial closing of the sale and the $25,000,000 principal amount repaid by the Company under the MEDC Note, within 30 days following the Company’s receipt of (i) a TCO by December 3, 2027, the date that is 36 months after the date of Entitlement, or (ii) if a TCO is not received by such deadline, a Certificate of Occupancy (a “CO”), which the Company must obtain by June 3, 2028, the date that is 42 months after the date of Entitlement, to avoid an Owner Default. Accordingly, although the MEDC Note may become due and payable, upon the Company’s receipt of a TCO or a CO by the deadlines prescribed in the A&R Agreement, MEDC will reimburse the Company for the $10,000,000 Cash Amount and the $25,000,000 principal amount repaid under the MEDC Note a Certificate of Occupancy by certain deadlines then the $10,000,000 cash payment made by the Company in January 2025 at the initial closing will be reimbursed to the Company. Accordingly, upon the Company’s timely satisfaction of the TCO or CO requirements, the Company will be entitled to reimbursement of the full $35,000,000 purchase price that it paid for the McKinney Parcel, notwithstanding MEDC’s current entitlement to retain the Cash Amount following the Land Sale and the Company’s obligation to repay the MEDC Note. In connection with such reimbursement, MEDC will also release the Company and the MEDC Note Guarantors from their respective obligations under the MEDC Note, the MEDC Deed of Trust, the Collateral Assignment of Rents, and the Personal Guaranty.

Among other terms, the A&R Agreement: (i) acknowledges the Company’s satisfaction of certain project planning, design, and construction-related requirements under the Prior Agreement relating to the development of The Sunset McKinney; (ii) makes certain adjustments to the terms of the contributions and financial incentives that are payable by the City Parties to the Company, including imposing an aggregate $3,000,000 cap on certain annual operations incentives payable during the five-year period comprising years 12 through 16 following the date of the first Commercial Event at The Sunset McKinney, revising certain minimum annual paid-attendance requirements that, together with existing minimum annual Commercial Event requirements, must be satisfied for the Company to receive certain financial incentives from the City Parties, and reducing the amount of the Separated Materials Tax Grant that McKinney must pay to the Company; (iii) modifies the Company’s right to contest certain property-tax assessments, including restricting the Company’s ability to challenge property valuations at or below $220,000,000 (the total anticipated development budget for The Sunset McKinney) without McKinney’s prior written consent, with such restrictions applying to the aggregate appraised value of the Ground Estate and Improvements Estate following the closing of the Land Sale; and (iv) confirms the Company’s continued full and exclusive control over the management and operation of The Sunset McKinney.

In connection with the McKinney Sale-Leaseback, the A&R Agreement: (i) recognizes the allocation of ownership interests in the McKinney Parcel and the improvements thereon resulting from the McKinney Sale-Leaseback, pursuant to which STORE owns the fee simple estate in the McKinney Parcel, the Horizontal Improvements, and related property interests (collectively, the “Ground Estate”), while Sunset Ground holds a leasehold interest in the Ground Estate and retains ownership of the Vertical Improvements (the “Improvements Estate”); (ii) establishes certain conditions to the City Parties’ consent to the McKinney Sale-Leaseback, including (1) the execution, delivery, and recording (as applicable) of certain related agreements and security documents, including the First Amendment to the MEDC Deed of Trust, which restructures the collateral securing the MEDC Note to provide MEDC with a first-priority lien on Sunset Ground’s leasehold interest in the Ground Estate and ownership interest in the Improvements Estate, a Collateral Assignment of Rents securing MEDC’s rights to certain rents, and a Recognition Agreement (as defined below); (2) the Company’s agreement to pay certain fees and expenses incurred by the City Parties in negotiating and approving the A&R Agreement and the McKinney Sale-Leaseback; and (3) the Company’s delivery of evidence demonstrating that all revenues derived from The Sunset McKinney’s operations will be transferred to Sunset Operations; and (iii) expands the events constituting an Owner Default to include certain defaults by the Company and certain of its affiliates and subsidiaries under agreements related to the McKinney Sale-Leaseback and the Company’s obligations to maintain control over the Complex Site, the Project Improvements, the McKinney Parcel, or Sunset Ground, subject to notice and cure periods. In the event of an Owner Default, the A&R Agreement provides the MEDC Note Guarantors with a one-time right (subject to certain notice and election requirements) to invoke a Guarantor Cure Period, during which the MEDC Note Guarantors have 60 days to cure the default.

The foregoing descriptions of the A&R Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R Agreement and the Security Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report.

Purchase and Sale Agreement

To effectuate the Land Sale component of the McKinney Sale-Leaseback, Sunset Ground and STORE entered into a Purchase and Sale Agreement, dated October 19, 2026 (the “McKinney PSA”), pursuant to which Sunset Ground sold to STORE the Land, Horizontal Improvements and other Property interests described in the McKinney PSA for a purchase price of $60,000,000 (the “Purchase Price”), while retaining ownership of the Vertical Improvements on the McKinney Parcel during the term of the Ground Lease. In connection with the closing of the Land Sale, Sunset Ground caused the release, discharge, or removal of certain existing liens, leases, mortgages, and other encumbrances on the McKinney Parcel, except that, as permitted under the McKinney PSA, the MEDC Deed of Trust was amended pursuant to the First Amendment thereto to limit MEDC’s collateral to Sunset Ground’s leasehold interest in the Ground Estate and ownership interest in the Improvements Estate.

Ground Lease Agreement

Concurrently with entering the McKinney PSA, Sunset Ground and STORE also entered into a Ground Lease Agreement, dated October 19, 2026 (the “Ground Lease”), pursuant to which STORE, in its capacity as the lessor, leases the McKinney Parcel to Sunset Ground, in its capacity as the lessee, for a 99-year lease term (the “Term”), thereby effecting the leaseback component of the McKinney Sale-Leaseback transaction. The initial Annual Base Rental amount under the Ground Lease is $5,700,000, payable by Sunset Ground to STORE in monthly installments and subject to periodic increases throughout the Term on the dates specified in the Ground Lease. Concurrently with the delivery of the Ground Lease, Sunset Ground was required to deposit with STORE an amount equal to six months of Base Monthly Rental under the Ground Lease, plus six months of Taxes and property insurance costs payable by Sunset Ground (the “Deposit”).

The Ground Lease includes an option for Sunset Ground to repurchase the McKinney Parcel, and sets forth the terms and conditions by which the purchase option may be exercised.

Under the Ground Lease, Sunset Ground is responsible for the development, design, construction, maintenance, and repair of The Sunset McKinney and attendant facilities (collectively, the “Initial Improvements”). Sunset Ground is required to complete the construction of the Initial Improvements and obtain a temporary certificate of occupancy authorizing the use of the Initial Improvements for their intended purpose by December 4, 2027.

The Ground Lease also contains customary terms concerning use, maintenance, taxes, insurance, casualty, condemnation, environmental matters, inspection rights, assignment and subletting, Events of Default, remedies, indemnification, and other covenants of the parties.

Guaranty Agreements

The Company and its Chairman provided separate Unconditional Guaranty of Payment and Performance agreements, each dated October 19, 2026 (the “Company’s Lease Guaranty” and the “Chairman’s Lease Guaranty,” respectively), for the benefit of STORE, guaranteeing specified obligations of Sunset Ground under the Ground Lease; provided that the Chairman’s Lease Guaranty may terminate after the fifth anniversary of the Execution Date if the specified financial conditions and other requirements are satisfied. The Company’s Lease Guaranty does not contain the same termination right. As consideration for personally guaranteeing Sunset Ground’s obligations under the Ground Lease, on the Execution Date, the Company issued to an entity owned and controlled by the Chairman a five-year warrant (the “Warrant”) exercisable to acquire 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $1.20 per share, the closing price of the Common Stock on the issuance date. The Company also agreed to pay the Chairman a guarantee fee, fully indemnify him for any obligations under the Chairman’s Lease Guaranty and provide security for the Chairman’s Lease Guaranty.

In connection with the A&R Agreement and the MEDC Note, the MEDC Note Guarantors reaffirmed their existing personal guaranties by each delivering an Amended and Restated Personal Guaranty to MEDC. The personal guaranties of the MEDC Note Guarantors remain in full force and effect and were not released, discharged, or impaired by the McKinney Sale-Leaseback or any transaction documents related thereto.

Amended and Restated Ground Lease and Operations Sublease Agreements

In connection with the McKinney Sale-Leaseback, on the Execution Date, Sunset Ground and Sunset at McKinney, LLC, a majority-owned subsidiary of the Company over which the Company exercises total voting control, entered into an Amended and Restated Ground Lease Agreement, pursuant to which Sunset Ground, as landlord, leases the Improvements Estate to Sunset at McKinney, LLC, as tenant. In addition, Sunset at McKinney, LLC and Sunset Operations entered into an Amended and Restated Operations Sublease Agreement, pursuant to which Sunset at McKinney, LLC, as landlord, subleases the Improvements Estate to Sunset Operations, as tenant (such agreements, collectively, the “A&R Lease Agreements”). The A&R Lease Agreements modify the existing leasing arrangements among the parties to reflect the revised ownership and leasing structure resulting from the McKinney Sale-Leaseback; however, the A&R Lease Agreements do not modify the total rent obligations of the lessees.

Recognition Agreement

In connection with the Land Sale and the Ground Lease, the Company, Sunset Ground, Venu Presents, LLC, STORE, and the City Parties entered into a Consent, Recognition, Subordination, Nondisturbance, and Development Agreement Protection Agreement, dated October 19, 2026 (the “Recognition Agreement”). The purpose of the Recognition Agreement is to document the City Parties’ consent to the Land Sale and the Ground Lease, recognize, protect, and preserve the rights and interests of the various parties, recognize STORE as the fee owner and ground lessor of the McKinney Parcel, confirm the status of the A&R Agreement, identify the obligations and liabilities that do and do not bind STORE and the McKinney Parcel. The Recognition Agreement provides that the Company and its applicable subsidiaries will be responsible for their obligations under the A&R Agreement, including obligations related to the development, construction, and operation of The Sunset McKinney.

As conditions to the City Parties’ consent, the Recognition Agreement requires: (i) the establishment of a construction escrow account funded with proceeds from the Land Sale and other designated funds to be used for The Sunset McKinney’s construction in accordance with an escrow agreement; (ii) the granting to MEDC of a first-priority lien on Sunset Ground’s leasehold interest in the Ground Estate and ownership interest in the Improvements Estate, together with a collateral assignment of certain leases, rents, and revenues; and (iii) the delivery of the Deposit to STORE.

The foregoing descriptions of the McKinney PSA, the Ground Lease, the Company’s Lease Guaranty, the Chairman’s Lease Guaranty, the Amended and Restated Ground Lease Agreement, and the Amended and Restated Operations Sublease Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the McKinney PSA, the Ground Lease, the Company’s Lease Guaranty, the Chairman’s Lease Guaranty, the Amended and Restated Ground Lease Agreement, and the Amended and Restated Operations Sublease Agreement, which are filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8, respectively, to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The Warrant described in Item 1.01 of this Current Report was offered and sold pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The recipient represented to the Company, among other things, that it is an accredited investor and acquired the Warrant and the shares of Common Stock underlying such Warrant for investment purposes and for its own account.

Item 8.01 Other Events

Payoff of Ryan, LLC Promissory Note

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on July 23, 2026, the Company and certain of its subsidiaries named as guarantors entered into a Secured Promissory Note and Guaranty Agreement with Ryan, LLC (“Ryan”; such note, the “Ryan Note”) in connection with the financing of a short-term bridge loan in a principal amount equal to the sum of $20,000,000 plus up to $500,000 in capitalized fees and expenses incurred by Ryan in negotiating the Ryan Note, together with interest thereon. Upon the closing of the McKinney Sale-Leaseback, the Company used a portion of the proceeds of the Land Sale to pay off the outstanding obligations due under the Ryan Note in their entirety.

Centennial Sale-Leaseback

On October 16, 2026, the Company, through Hall at Centennial, LLC (“Hall”), a majority-owned subsidiary of the Company over which the Company exercises total voting control, closed on a sale-leaseback transaction related to certain land owned by Hall underlying the Company’s Bourbon Brothers Presents music hall and Bourbon Brothers Smokehouse & Tavern restaurant in Centennial, Colorado (the “Centennial Parcel”). Pursuant to a Real Estate Purchase and Sale Agreement (the “Centennial PSA”), Hall sold the Centennial Parcel to a third-party buyer, The Haven, LLC (“Haven”), for a purchase price of $7,500,000, subject to proration and adjustment as set forth in the Centennial PSA. In satisfaction of a closing condition under the Centennial PSA, Hall and Haven entered into a Ground Lease Agreement on October 16, 2026 (the “Centennial Lease”), pursuant to which Haven, as landlord, agreed to lease the Centennial Parcel back to Hall for an initial 25-year term, with three successive options exercisable by Hall to extend the term for additional 10-year periods. The Centennial Lease is a triple-net lease structure. The base rent under the Centennial Lease is $600,000 per year, payable in monthly installments, subject to annual escalations of 2% beginning on the first day of the second lease year. The Centennial Lease also includes an option for Hall to repurchase the Centennial Parcel within seven years following the closing date of the sale for a purchase price of $8,500,000. As required by the Centennial PSA, concurrently with the execution and delivery of the Centennial Lease, the Company delivered a corporate guaranty of Hall’s obligations under the Centennial Lease.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Chapter 380, Grant, and Development Agreement, dated October 19, 2026, between Venu Holding Corporation, the City of McKinney, Texas, McKinney Economic Development Corporation, and McKinney Community Development Corporation
10.2	Security Agreement, dated October 19, 2026, made by Sunset Operations at McKinney, LLC in favor of the City of McKinney, Texas, McKinney Economic Development Corporation, and McKinney Community Development Corporation
10.3	Purchase and Sale Agreement, dated October 19, 2026, between Sunset Ground at McKinney LLC and STORE Capital Acquisitions, LLC
10.4	Ground Lease Agreement, dated October 19, 2026, between Sunset Ground at McKinney LLC and STORE Capital Acquisitions, LLC
10.5	Unconditional Guaranty of Payment and Performance, dated October 19, 2026, delivered by Venu Holding Corporation
10.6	Unconditional Guaranty of Payment and Performance, dated October 19, 2026, delivered by J.W. Roth
10.7	Amended and Restated Ground Lease Agreement, dated October 19, 2026, between Sunset Ground at McKinney LLC and Sunset at McKinney, LLC
10.8	Amended and Restated Operations Sublease Agreement, dated October 19, 2026, between Sunset at McKinney, LLC and Sunset Operations at McKinney, LLC
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: October 26, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman